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                                                       EXHIBIT 21
                                                       ----------

PARENT & SUBSIDIARIES
DECEMBER 31, 1993


There is no parent of the registrant.

Wholly-owned subsidiaries are:

     VWR Scientific of Canada Ltd. - a Canadian Corporation.

     Scientific Holdings Corporation - a Delaware Corporation